As filed with the Securities and Exchange Commission on November 27, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-4744124
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

201 Santa Monica Boulevard, Suite 500,
Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

STOCK OPTION GRANT AGREEMENTS
WARRANT AGREEMENTS
(Full title of the plan)

Dr. Roger Crystal
Chief Executive Officer	David C. Schwartz, Esq.
Opiant Pharmaceuticals, Inc.	DLA Piper LLP (US)
201 Santa Monica Boulevard, Suite 500,	51 John F. Kennedy Parkway, Suite 120
Santa Monica, CA	Short Hills, New Jersey 07078
310 598-5410	973 520-2550
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share	525,000	$5.00	$2,625,000	(2)	$326.81
Common Stock, $0.001 par value per share	225,000	$6.00	$1,350,000	(3)	$168.08
Common Stock, $0.001 par value per share	1,437,500	$7.25	$10,421,875	(4)	$1,297.52
Common Stock, $0.001 par value per share	373,000	$8.00	$2,984,000	(5)	$371.51
Common Stock, $0.001 par value per share	200,000	$9.00	$1,800,000	(6)	$224.10
Common Stock, $0.001 par value per share	358,000	$10.00	$3,580,000	(7)	$445.71
Common Stock, $0.001 par value per share	449,500	$15.00	$6,742,500	(8)	$839.44
TOTAL	3,568,000		$29,503,375		$3,673.17

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock, $0.001 par value per share (“Common Stock”), of Opiant Pharmaceuticals, Inc. (the “Registrant”) which may be offered or issued pursuant to these stock option grant agreements and warrant agreement to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $5.00 per share, which represents the exercise price under the stock options granted on June 15, 2014 to Dr. Michael Sinclair, the Registrant’s Executive Chairman, Dr. Roger Crystal, the Registrant’s Chief Executive Officer and a director, Kevin Pollack, a consultant and advisor to the Registrant and previously the Registrant’s Chief Financial Officer, Treasurer, Secretary and director, and Geoffrey Wolf, a director of the Registrant.

(3)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $6.00 per share, which represents the exercise price under the stock options granted on December 31, 2013 to Dr. Sinclair, Dr. Crystal, and Mr. Pollack.

(4)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $7.25 per share, which represents the exercise price under the stock options granted on October 27, 2015 to Dr. Sinclair, Dr. Crystal, Mr. Pollack, Mr. Wolf and Arvind Agrawal, the Registrant’s Executive Vice President, Medical Affairs.

(5)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $8.00 per share, which represents the exercise price under the stock options granted on June 15, 2014 to Dr. Sinclair, Mr. Pollack and Mr. Wolf, and the stock option granted on December 31, 2013 to Mr. Pollack.

(6)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $9.00 per share, which represents the exercise price under the stock option granted on February 6, 2017 to Dr. Phil Skolnick, the Registrant’s Chief Scientific Officer

(7)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $10.00 per share, which represents the exercise price under the stock option granted on November 12, 2014 to Mr. Agrawal, the stock option granted on March 19, 2015 to Brad Miles, a former adviser of the Registrant, the warrants issued on March 19, 2015 and March 13, 2017 to Mr. Miles, the stock option granted to Jenny Lee, the Registrant’s Operations Manager, on October 6, 2016, the stock options granted to Quan Vu, the Registrant’s Vice President, Corporate Development, on October 6, 2016 and December 24, 2016, and the stock options granted to Thomas T. Thomas, Dr. Gabrielle Silver and Ann MacDougall, each of whom are directors of the Registrant, on November 4, 2016, May 17, 2016 and May 17, 2016, respectively.

(8)
Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $15.00 per share, which represents the exercise price under the stock option granted, and warrant issued, on December 31, 2012 to Mr. Wolf, the stock options granted to Mr. Miles on January 22, 2013 and March 19, 2015, and the stock option granted on November 12, 2014 to Mr. Agrawal.

EXPLANATORY NOTE
This Registration Statement of Opiant Pharmaceuticals, Inc. (the “Registrant”) covers: (a) (i) 75,000 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Michael Sinclair, the Registrant’s Executive Chairman, dated December 31, 2013, (ii) 150,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Sinclair, dated June 15, 2014, (iii) 100,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Sinclair, dated June 15, 2014, and (iv) 250,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Sinclair, dated October 27, 2015; (b)(i) 75,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Roger Crystal, the Registrant’s Chief Executive Officer and a director, dated December 31, 2013, (ii) 150,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Crystal, dated June 15, 2014, and (iii) 500,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Crystal, dated October 27, 2015; (c)(i) 75,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Kevin Pollack, a consultant and adviser to the Registrant and previously the Registrant’s Chief Financial Officer, Treasurer, Secretary and director, dated December 31, 2013, (ii) 23,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Pollack, dated December 31, 2013, (iii) 150,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Pollack, dated June 15, 2014, (iv) 200,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Pollack, dated June 15, 2014, and (v) 500,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Pollack, dated October 27, 2015; (d)(i) 35,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Wolf, dated December 31, 2012, (ii) 345,000 shares of the Registrant’s Common Stock issuable pursuant to a warrant agreement, between the Registrant and Mr. Wolf, dated December 31, 2012, (iii) 75,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Wolf, dated June 15, 2014, (iv) 50,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Wolf, dated June 15, 2014, and (v) 62,500 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Wolf, dated October 27, 2015; (e)(i) 20,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Agrawal, dated November 12, 2014, (ii) 30,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Agrawal, dated November 12, 2014, and (iii) 125,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Arvind Agrawal, the Registrant’s Executive Vice President, Medical Affairs, dated October 27, 2015; (f)(i) 17,500 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Brad Miles, a former Company advisor, dated January 22, 2013, (ii) 45,000 shares of the Registrant’s Common Stock issuable pursuant to a warrant agreement, between the Registrant and Mr. Miles, dated March 19, 2015, (iii) 45,000 shares of the Registrant's Common Stock issuable pursuant to a warrant agreement between the Registrant and Mr. Miles, dated March 13, 2017, (iv) 48,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Miles, dated March 19, 2015, (v) and 32,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Miles, dated March 19, 2015; (g) 25,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Jenny Lee, the Registrant’s Operations Manager, dated October 6, 2016; (h)(i) 25,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Quan Vu, the Company’s Vice President, Corporate Development, dated October 6, 2016, and (ii) 35,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Mr. Vu, dated December 24, 2016; (i) 200,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Phil Skolnick, the Registrant’s Chief Scientific Officer, dated February 6, 2017; (j) 35,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Thomas T. Thomas, a director of the Registrant, dated November 4, 2016; (k) 35,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Dr. Gabrielle Silver, a director of the Registrant, dated May 17, 2016; and (l) 35,000 shares of the Registrant’s Common Stock issuable pursuant to a stock option grant agreement, between the Registrant and Ann MacDougall, a director of the Registrant, dated May 17, 2016.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)    The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2017, filed with the Commission on October 13, 2017;

(2)    The Registrant’s Current Reports on Form 8-K filed with the Commission on August 10, 2017, August 28, 2017, August 29, 2017, September 5, 2017, September 11, 2017, September 14, 2017, October 6, 2017 and October 19, 2017 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”)); and

(3)    The description of Common Stock set forth in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on August 25, 2017 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
Not Applicable.
Item 5.    Interests of Named Experts and Counsel.
Not Applicable.
Item 6.    Indemnification of Directors and Officers.
Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Bylaws provide that the Registrant indemnify and hold harmless each person who was or is party or is threatened to be made party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was the legal representative, a director or officer or was serving at the request of the Registrant as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, the Registrant shall indemnify and hold harmless such person to the fullest extent authorized by the DGCL. Further, the First Amended and Restated Certificate of Incorporation of the Registrant (the “Certificate of Incorporation”) requires the Registrant to indemnify each director or officer or employee of the Registrant against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Pursuant to the Registrant’s Certificate of Incorporation, advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized by the Certificate of Incorporation.

In addition, the Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Registrant, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the DGCL, as amended.

The Registrant maintains directors and officer’s liability insurance, providing coverage to directors and certain levels of officers, for losses they may suffer by reason of their positions that are not indemnifiable by the Registrant under Delaware law.

Item 7.    Exemption from Registration Claimed.
Not Applicable.

Item 8.    Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

5.1*	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement.
10.1†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Dr. Michael Sinclair.
10.2†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Dr. Michael Sinclair.
10.3†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Dr. Michael Sinclair.
10.4†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant’s and Dr. Michael Sinclair (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.5†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Dr. Roger Crystal.
10.6†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Dr. Roger Crystal.
10.7†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Dr. Roger Crystal (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.8†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Kevin Pollack.
10.9†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Kevin Pollack.
10.10†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Kevin Pollack.

10.11†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Kevin Pollack.

10.12†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Kevin Pollack (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.13†*	Stock Option Grant Agreement, dated December 31, 2012, by and between the Registrant and Geoffrey Wolf.
10.14†*	Warrant Agreement, dated December 31, 2012, by and between the Registrant and Geoffrey Wolf.
10.15†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Geoffrey Wolf.
10.16†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Geoffrey Wolf.

10.17†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Geoffrey Wolf (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.18†*	Stock Option Grant Agreement, dated November 12, 2014, by and between the Registrant and Arvind Agrawal.
10.19†*	Stock Option Grant Agreement, dated November 12, 2014, by and between the Registrant and Arvind Agrawal.
10.20†*	Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Arvind Agrawal.
10.21†*	Stock Option Grant Agreement, dated January 22, 2013, by and between the Registrant and Brad Miles.
10.22†*	Warrant Agreement, dated March 19, 2015, by and between the Registrant and Brad Miles.
10.23†*	Stock Option Grant Agreement, dated March 19, 2015, by and between the Registrant and Brad Miles.
10.24†*	Stock Option Grant Agreement, dated March 19, 2015, by and between the Registrant and Brad Miles.
10.25†*	Stock Option Grant Agreement, dated October 6, 2016, by and between the Registrant and Jenny Lee.
10.26†*	Stock Option Grant Agreement, dated October 6, 2016, by and between the Registrant and Quan Vu.
10.27†*	Stock Option Grant Agreement, dated December 24, 2016, by and between the Registrant and Quan Vu.
10.28†*	Stock Option Grant Agreement, dated February 6, 2017, by and between the Registrant and Dr. Phil Skolnick.
10.29†*	Stock Option Grant Agreement, dated November 4, 2016, by and between the Registrant and Thomas T. Thomas.
10.30†*	Stock Option Grant Agreement, dated May 17, 2016, by and between the Registrant and Dr. Gabrielle Silver.
10.31†*	Stock Option Grant Agreement, dated May 17, 2016, by and between the Registrant and Ann MacDougall.
10.32†
Amendment to Employment Agreement, dated as of December 31, 2012, by and between the Registrant and Dr. Michael Sinclair (incorporated herein by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K filed on October 29, 2013).

10.33†
Second Amendment to Employment Agreement, dated as of December 31, 2013, by and between the Registrant and Dr. Michael Sinclair (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 25, 2014).

10.34†
Amendment to Executive Letter of Reappointment, dated as of December 31, 2012, by and between the Registrant and Dr. Roger Crystal (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.35†
Second Amendment to Executive Letter of Reappointment, dated as of December 31, 2013, by and between the Registrant and Dr. Roger Crystal (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 25, 2014).

10.36†*	Executive Letter of Appointment, dated as of November 26, 2012, by and between the Company and Kevin Pollack.
10.37†
Amendment to Executive Letter of Appointment, dated as of December 31, 2012, by and between the Registrant and Kevin Pollack (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.38†
Second Amendment to Executive Letter of Appointment, dated as of December 31, 2013, by and between the Registrant and Kevin Pollack (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on February 25, 2014).

10.39†
Director Agreement, dated as of December 31, 2012, by and between the Registrant and Geoffrey Wolf (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.40†
Senior Advisor Agreement, dated as of January 22, 2013, by and between the Registrant and Brad Miles (incorporated herein by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q filed on March 15, 2017).

10.41†*	Letter Agreement, dated as of November 12, 2014, by and between the Registrant and Arvind Agrawal.
10.42†
Third Amendment to Senior Advisor Agreement, dated as of March 13, 2017 by and between the Registrant and Brad Miles (incorporated herein by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q filed on March 15, 2017.

10.43†*	Warrant Agreement, dated as of March 13, 2017, by and between the Registrant and Brad Miles.

23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2*	Consent of MaloneBailey, LLP, the Registrant’s Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page).

_________________________________
† Indicates a management contract or compensatory plan or arrangement.
* Filed herewith.

Item 9. Undertakings.

A.The undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

b.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1*	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement.
10.1†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Dr. Michael Sinclair.
10.2†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Dr. Michael Sinclair.
10.3†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Dr. Michael Sinclair.
10.4†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant’s and Dr. Michael Sinclair (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.5†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Dr. Roger Crystal.
10.6†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Dr. Roger Crystal.
10.7†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Dr. Roger Crystal (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.8†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Kevin Pollack.
10.9†*	Stock Option Grant Agreement, dated December 31, 2013, by and between the Registrant and Kevin Pollack.
10.10†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Kevin Pollack.
10.11†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Kevin Pollack.
10.12†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Kevin Pollack (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.13†*	Stock Option Grant Agreement, dated December 31, 2012, by and between the Registrant and Geoffrey Wolf.
10.14†*	Warrant Agreement, dated December 31, 2012, by and between the Registrant and Geoffrey Wolf.
10.15†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Geoffrey Wolf.
10.16†*	Stock Option Grant Agreement, dated June 15, 2014, by and between the Registrant and Geoffrey Wolf.
10.17†
Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Geoffrey Wolf (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 29, 2015).

10.18†*	Stock Option Grant Agreement, dated November 12, 2014, by and between the Registrant and Arvind Agrawal.
10.19†*	Stock Option Grant Agreement, dated November 12, 2014, by and between the Registrant and Arvind Agrawal.
10.20†*	Stock Option Grant Agreement, dated October 27, 2015, by and between the Registrant and Arvind Agrawal.

10.21†*	Stock Option Grant Agreement, dated January 22, 2013, by and between the Registrant and Brad Miles.
10.22†*	Warrant Agreement, dated March 19, 2015, by and between the Registrant and Brad Miles.
10.23†*	Stock Option Grant Agreement, dated March 19, 2015, by and between the Registrant and Brad Miles.
10.24†*	Stock Option Grant Agreement, dated March 19, 2015, by and between the Registrant and Brad Miles.
10.25†*	Stock Option Grant Agreement, dated October 6, 2016, by and between the Registrant and Jenny Lee.
10.26†*	Stock Option Grant Agreement, dated October 6, 2016, by and between the Registrant and Quan Vu.
10.27†*	Stock Option Grant Agreement, dated December 24, 2016, by and between the Registrant and Quan Vu.
10.28†*	Stock Option Grant Agreement, dated February 6, 2017, by and between the Registrant and Dr. Phil Skolnick.
10.29†*	Stock Option Grant Agreement, dated November 4, 2016, by and between the Registrant and Thomas T. Thomas.
10.30†*	Stock Option Grant Agreement, dated May 17, 2016, by and between the Registrant and Dr. Gabrielle Silver.
10.31†*	Stock Option Grant Agreement, dated May 17, 2016, by and between the Registrant and Ann MacDougall.
10.32†
Amendment to Employment Agreement, dated as of December 31, 2012, by and between the Registrant and Dr. Michael Sinclair (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.33†
Second Amendment to Employment Agreement, dated as of December 31, 2013, by and between the Registrant and Dr. Michael Sinclair (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 25, 2014).

10.34†
Amendment to Executive Letter of Reappointment, dated as of December 31, 2012, by and between the Registrant and Dr. Roger Crystal (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.35†
Second Amendment to Executive Letter of Reappointment, dated as of December 31, 2013, by and between the Registrant and Dr. Roger Crystal (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 25, 2014).

10.36†*	Executive Letter of Appointment, dated as of November 26, 2012, by and between the Company and Kevin Pollack.
10.37†
Amendment to Executive Letter of Appointment, dated as of December 31, 2012, by and between the Registrant and Kevin Pollack (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.38†
Second Amendment to Executive Letter of Appointment, dated as of December 31, 2013, by and between the Registrant and Kevin Pollack (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on February 25, 2014).

10.39†
Director Agreement, dated as of December 31, 2012, by and between the Registrant and Geoffrey Wolf (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed on October 29, 2013).

10.40†
Senior Advisor Agreement, dated as of January 22, 2013, by and between the Registrant and Brad Miles (incorporated herein by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q filed on March 15, 2017).

10.41†*	Letter Agreement, dated as of November 12, 2014, by and between the Registrant and Arvind Agrawal.
10.42†
Third Amendment to Senior Advisor Agreement, dated as of March 13, 2017 by and between the Registrant and Brad Miles (incorporated herein by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q filed on March 15, 2017.

10.43†*	Warrant Agreement, dated as of March 13, 2017, by and between the Registrant and Brad Miles.

23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2*	Consent of MaloneBailey, LLP, the Registrant’s Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page).
_________________________________
† Indicates a management contract or compensatory plan or arrangement.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 27th day of November, 2017.

Opiant Pharmaceuticals, Inc. (Registrant)

By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: Chief Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Roger Crystal and David O’Toole, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (this “Registration Statement”) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Dr. Roger Crystal	Chief Executive Officer and Director	November 27, 2017
Dr. Roger Crystal	(Principal Executive Officer)

/s/ David O’Toole	Chief Financial Officer	November 27, 2017
David O’Toole	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Michael Sinclair	Chairman of the Board of Directors	November 27, 2017
Dr. Michael Sinclair

/s/ Ann MacDougall	Director	November 27, 2017
Ann MacDougall

/s/ Dr. Gabrielle Silver	Director	November 27, 2017
Dr. Gabrielle Silver

/s/ Thomas T. Thomas	Director	November 27, 2017
Thomas T. Thomas

/s/ Geoffrey Wolf	Director	November 27, 2017
Geoffrey Wolf